CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-MAR-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-MAR-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-FEB-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   894,454.32      1,973,565.68        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    172,867.65        392,807.16
    (B) PARTIAL PREPAYMENTS RECEIVED                                65,367.10        148,533.66
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             621,394.57      1,411,994.89
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      859,629.32      1,953,335.71              0.00            0.00

(C) INTEREST DISTRIBUTION                                           34,825.00         20,229.97        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         34,825.00         20,229.97        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         70,000,000.00     50,893,000.00     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   859,629.32      1,953,335.71              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             69,140,370.68     48,939,664.29     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          302,031.79     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.98771958
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.96161877
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           302,031.79     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.9900%        1.3400%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.5900%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-MAR-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-MAR-03
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-FEB-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                                69      2,926,363       31-59 Days Delinquent       38        1,440,750
    60-89 Days Delinquent                                15        568,328       60-89 Days Delinquent       13          500,854
    90+ Days Delinquent                                   0              0       90+ Days Delinquent          1          141,554

    3-Month Avg Thirty-Day Delinquency Ratio          0.41%                      3-Month Avg Thirty-Day Delinquency Ratio  0.24%
    3-Month Avg Sixty-Day Delinquency Ratio           0.07%                      3-Month Avg Sixty-Day Delinquency Ratio   0.07%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 879,811.24             Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount        0
(J) Principal Balance of Contracts in Repossession              129,764.90        Cumulative Acquisition Loss Amount           0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,005,454.72
                                                                ----------
    Amount Of (x) Over (y)                                            0.00               Prepayment Rate

(M) Class B-2 Liquidation Loss Amount                                 0.00        Current Month Prepayment Rate            9.39%
                                                                                  Current Month Model Prepayment Rate      254%
(N) Guarantee Payment                                                 0.00
                                                                                  3-Month Prepayment Rate                  4.67%
(O) Unadvanced Shortfalls                                             0.00        3-Month Model Prepayment Rate            126%

                                                        No.         $             Cumulative Prepayment Rate               9.39%
(P) Units Repossessed                                     0           0.00        Cumulative Model Prepayment Rate         249%

(Q) Principal Prepayments Paid                                2,247,290.22

(R) Scheduled Principal Payments                                565,674.81

(S) Weighted Average Interest Rate                                   9.90%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                4,371,820.07
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            815,439.13
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                                13.30
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                           0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          241,625.43
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               266,958.44
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          56,404.95
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  60,406.36
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                              60,406.36

Available Distribution Amount-Vanderbilt                                     3,802,843.14
Available Distribution Amount-Subservicer-21st                                 759,034.18
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,682,066.08

Monthly Excess Cashflow                                                        879,811.24

Weighted Average Remaining Term (Months)                                           234.00

  Scheduled Balance Computation

  Prior Month Balance                                                      289,950,522.00


  Current Balance                                     287,115,289.94
     Adv Principal                                         75,698.00
     Del Principal                                         53,431.06
  Pool Scheduled Balance                                                   287,137,556.97


  Principal Payments In Full                            1,033,389.46
  Partial Prepayments                                     213,900.76

  Scheduled Principal                                     565,674.81

  Collateral Balance                                                       287,115,289.94
